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                                                               EXHIBIT (a)(1)(L)



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Delta Election Confirmation (No) - Management        EXECUTIVE AND EQUITY PLAN SERVICES
---------------------------------------------        1600 MERRILL LYNCH DRIVE
                                                     MAIL STOP 06-02 OCA
                                                     PENNINGTON, NEW JERSEY 08534
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[MERRILL LYNCH LOGO]




DATE




Optionee Name
Address
City, State, ZIP


Dear Optionee Name:

You have recently withdrawn your election to participate in the Delta Air Lines Stock Option Exchange Program. You have withdrawn your election regarding the following stock options:

Grant Date        Grant Price       Stock Options



These stock options under the 2000 Performance Compensation Plan or a predecessor plan will retain their original terms and conditions.

If you have any questions, please contact a Merrill Lynch representative at 1-866-297-0391. For calls from outside of the U.S., Canada or Puerto Rico, please contact a Merrill Lynch representative at 1-770-390-7323.



Sincerely,



Merrill Lynch Executive and Equity Plan Services